Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement, dated as of March 19, 2008 (this “Agreement”), is entered into among Komatsu Financial Limited Partnership (“Seller”), Hycroft Resources & Development, Inc. (“Buyer”) and, for purposes of Sections 4 and 8 of this Agreement only, Lisbon Valley Mining Co., LLC (“Lessee”) and Constellation Copper Corporation (“Constellation”).

WITNESSETH :

WHEREAS, Seller and Lessee are parties to a certain Master Equipment Lease, dated as of November 24, 2004 (together with the schedules and addendums thereto, the “Equipment Lease”), pursuant to which Seller has agreed to lease to Lessee certain equipment;

WHEREAS, Constellation executed a Guaranty of Payment of the Equipment Lease dated November 24, 2004 (the “Guaranty”) for the benefit of Seller;

WHEREAS, the equipment currently leased by Seller to Lessee under the Equipment Lease is listed on Exhibit A hereto (the “Equipment”); and

WHEREAS, Buyer desires to purchase the Equipment from Seller and, in connection therewith, Seller, Lessee and Constellation desire to terminate the Equipment Lease and the Guaranty effective upon the closing of such purchase.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, Seller, Buyer and, for purposes of Sections 4 and 8 of this Agreement only, Lessee and Constellation hereby agree as follows:

1. Sale of Equipment. Subject to the terms and conditions of this Agreement, Seller will sell, transfer and assign to Buyer all of Seller’s right, title and interest in, to and under (i) the Equipment and (ii) all manufacturer warranties, if any, in favor of Seller in effect for the Equipment, and in exchange and as payment therefor, Buyer will make the payment required in Section 3 to Seller in the manner set forth in said Section. SUCH SALE, TRANSFER AND ASSIGNMENT SHALL BE WITHOUT RECOURSE TO OR REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY SELLER (EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7(a)) AND ON AN AS-IS, WHERE-IS BASIS AND WITH ALL FAULTS.

2. Closing. The closing (the “Closing”) of this purchase and sale transaction will take place on March 19, 2008 or on such other day as Buyer and Seller may mutually agree upon. The actual closing date of this purchase and sale transaction shall be referred to hereinafter as the “Closing Date.”

3. Buyer Payment. At the Closing, Buyer will make a cash payment (the “Buyer Cash Payment”) to Seller in an aggregate amount equal to $13,869,949.34,

consisting of $13,177,415.73 representing the aggregate purchase price for the Equipment and $692,533.61 representing sales tax payable with respect to the purchase by Buyer of the Equipment. Such payment will be made in immediately available funds in U.S. Dollars by wire transfer to Account #8188301629 of Seller at Bank of America, N.A., 99303 Collection Center Drive, Chicago, Illinois 60693, ABA # 026009593. Seller will remit to the appropriate governmental authority the foregoing sales tax paid by Buyer.

4. Lessee Payment. At the Closing, Lessee will make a cash payment (the “Lessee Cash Payment”) to Seller in an aggregate amount equal to all rentals accrued but unpaid under the Equipment Lease through but excluding the Closing Date and all other unpaid amounts owing by Lessee under the Equipment Lease through but excluding the Closing Date (such aggregate amount being $-0- if the purchase and sale transaction herein contemplated shall occur and the Closing Date is prior to April 1, 2008). Such payment will be made in immediately available funds in U.S. Dollars by wire transfer to Account #8188301629 of Seller at Bank of America, N.A., 99303 Collection Center Drive, Chicago, Illinois 60693, ABA # 026009593.

5. Buyer’s Conditions to Closing. The obligation of Buyer to consummate this purchase and sale transaction is subject to the fulfillment of the following conditions prior to or at the Closing, any of which conditions may be waived by Buyer in its sole discretion:

(a) Accurate Representations. The representations and warranties of Seller set forth in Section 7(a) shall be true and correct in all material respects on the Closing Date.

(b) Lessee Payment. Lessee shall have made the Lessee Cash Payment, if any, in the manner provided in Section 4.

(c) Delivery of Bill of Sale. Seller shall have delivered to Buyer a duly executed bill of sale in the form of that attached hereto as Exhibit B (the “Bill of Sale”).

6. Seller’s Conditions to Closing. The obligation of Seller to consummate this purchase and sale transaction is subject to the fulfillment of the following conditions prior to or at the Closing, any of which conditions may be waived by Seller in its sole discretion:

(a) Cash Payments. Buyer shall have made the Buyer Cash Payment in the manner provided in Section 3 and Lessee shall have made the Lessee Cash Payment, if any, in the manner provided in Section 4.

7. Representations and Warranties of Seller; Independent Inspection and Evaluation by Buyer.

(a) Seller hereby represents and warrants to Buyer that immediately prior to the sale of the Equipment by Seller to Buyer hereunder Seller has good and marketable title to the Equipment, free and clear of all liens, security interests or other encumbrances created by Seller, except for the lease rights of Lessee pursuant to the Equipment Lease (which lease rights are to be terminated pursuant to Section 8). THE FOREGOING ARE THE ONLY REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, MADE BY SELLER WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN. THE SALE, TRANSFER AND ASSIGNMENT HEREIN CONTEMPLATED SHALL BE WITHOUT RECOURSE TO OR REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY SELLER EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 7(a). BUYER ACKNOWLEDGES AND AGREES THAT THE SALE, TRANSFER AND ASSIGNMENT HEREIN CONTEMPLATED IS ON AN AS-IS, WHERE-IS BASIS AND WITH ALL FAULTS AND THAT ALL RISKS WITH RESPECT TO THE EQUIPMENT, AS BETWEEN SELLER AND BUYER, ARE TO BE BORNE BY BUYER AT ITS SOLE COST AND EXPENSE. BUYER ACKNOWLEDGES AND AGREES THAT NONE OF KOMATSU AMERICA CORP. (“KAC”) NOR ANY OF KAC’S AFFILIATES (EXCEPT SELLER, BUT ONLY TO THE EXTENT EXPRESSLY SET FORTH HEREIN) NOR ANY OF KAC’S DISTRIBUTORS NOR LESSEE HAS MADE ANY REPRESENTATION OR WARRANTY OR ANY COMMITMENT TO BUYER OR ANY OF BUYER’S AFFILIATES WITH RESPECT TO ANY OF THE EQUIPMENT. Without limiting the foregoing, (i) Seller makes no representation or warranty as to merchantability, fitness, quality, condition, suitability or performance of any of the Equipment, (ii) Seller shall not be liable to Buyer for any loss, claim, demand, liability, cost, damage or expense of any kind caused, or alleged to be caused, directly or indirectly, by any Equipment, or by any inadequacy thereof for any purpose, or by any deficiency or defect therein, or the use or maintenance thereof, or any repairs, servicing or adjustments thereto, or any delay in providing or failure to provide same, or any interruption or loss of service or use thereof, or any loss of business, profits, consequential or other damages of any nature and (iii) Buyer agrees that promptly after the closing of the sale transaction herein contemplated Buyer will, at its own cost, expense and risk, disassemble and remove the Equipment from the premises of Lessee.

(b) Buyer (i) acknowledges that Lessee (and not Seller) has operated, used, maintained and stored the Equipment and has had possession of the Equipment since delivery, (ii) acknowledges that Seller has no knowledge as to the usage, maintenance, condition, operations or performance of the Equipment, (iii) acknowledges and agrees that Buyer has made its own independent inspection and evaluation of the Equipment and that the Equipment is satisfactory and acceptable to Buyer and (iv) acknowledges that Buyer has not relied on any representation or warranty by Seller (other than representations and warranties contained in Section 7(a)).

8. Termination of Equipment Lease and Guaranty. Seller, Lessee and Constellation agree that, upon the payment by Lessee of the Lessee Cash Payment, if any, in the manner provided in Section 4 and the closing of the sale transaction herein contemplated, the Equipment Lease and Guaranty are hereby terminated and of no further force or effect and each of Seller, Lessee and Constellation are released of all liability under or with respect thereto, all without any further action. Without limiting the foregoing, Lessee and Constellation acknowledge and agree that, upon the termination of the Equipment Lease as aforesaid, Lessee shall have no rights under or with respect to any Equipment (including, without limitation, any right to use any Equipment) or the Equipment Lease. Notwithstanding any such termination and release, (i) any and all indemnities by Lessee in paragraphs 4 and 7 of the Equipment Lease, together with any other provisions of the Equipment Lease that expressly provide that they survive the termination of the Equipment Lease, shall survive such termination and release granted herein, and shall continue to be in full force and effect with respect to any events, acts or omissions to act occurring, taken or failed to be taken prior to the closing of the sale transaction herein contemplated and (ii) the agreement of Constellation in the fifth paragraph of the Guaranty shall survive such termination and release granted herein, and shall continue to be in full force and effect.

9. Buyer’s Indemnity. Buyer agrees to indemnify Seller against, and hold Seller harmless from, any and all costs and expenses (including reasonable attorneys’ fees), losses, claims, judgments and liabilities which Seller shall incur or suffer as a result of or with respect to any events, acts or omissions to act occurring, taken or failed to be taken on or after the Closing in connection with any of the Equipment; provided that this indemnity shall not apply with respect to any such events, acts or omissions to act occurring, taken or failed to be taken in connection with any item of Equipment while neither Buyer nor any of Buyer’s affiliates had an ownership or other interest in such item of Equipment or control or possession of such item of Equipment.

10. Severability; Entire Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement and the Bill of Sale constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supercede any prior discussions or agreements with respect to such subject matter.

11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Illinois.

12. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or by electronic transmission in PDF format shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

SELLER:

KOMATSU FINANCIAL LIMITED PARTNERSHIP

By:	/s/ Thomas L. Zubik
Title:	West Region Director

Address:	One Continental Towers
1701 W. Golf Road, Suite 300
Rolling Meadows, Illinois
60008

BUYER:

HYCROFT RESOURCES & DEVELOPMENT, INC.

By:	/s/ Hal D. Kirby
Title:

Address:	9604 Prototype Court
Reno, Nevada 89521

LESSEE: Solely for purposes of Sections 4 and 8 of the above Agreement:

LISBON VALLEY MINING CO., LLC

By:	Summo USA Corporation, its Manager

By:	/s/ John A. Labate
Title:

Address:	3900 South Wadsworth
Boulevard, Suite 495
Lakewood, Colorado 80235

CONSTELLATION: Solely for purposes of Sections 4 and 8 of the above Agreement:

CONSTELLATION COPPER CORPORATION

By:	/s/ John A. Labate
John A. Labate
Vice President & Chief Financial Officer

Address:	3900 South Wadsworth
Boulevard, Suite 495
Lakewood, Colorado 80235

EXHIBIT A

Equipment List

Make	Model	SN	Purchase Price	Sales Tax	Total Due
Caterpillar	16G Motor Grader	93U02765	$138,487.91	$7,229.07	$145,716.98
Komatsu	D375A-5	18391	$411,846.11	$21,547.95	$433,394.06
Dresser	385M Water Truck	23654BFA27H	$78,467.09	$4,105.43	$82,572.52
Drilteck	D45	732790	$374,275.32	$19,609.44	$393,884.76
Komatsu	D375A-5	18395	$424,538.68	$22,242.89	$446,781.57
Dresser	385M Water Truck	23665BFA27H	$86,004.34	$4,507.37	$90,511.71
Komatsu	730E Haul Truck	A30338	$1,012,962.59	$53,072.23	$1,066,034.82
Komatsu	730E Haul Truck	A30339	$1,038,176.65	$54,417.05	$1,092,593.70
Komatsu	WA1200-3	50039	$1,672,593.50	$87,670.64	$1,760,264.14
Caterpillar	994 Wheel Loader	9YF00182	$507,106.58	$26,580.49	$533,687.07
Komatsu	730E Haul Truck	A30343	$1,015,115.73	$53,275.85	$1,068,391.58
Komatsu	730E Haul Truck	A30344	$1,011,385.49	$53,080.08	$1,064,465.57
Komatsu	D65WX-15	67005	$155,803.79	$8,182.43	$163,986.22
Driltech	Driltech D60KS	731122	$224,408.54	$11,792.29	$236,200.83
Komatsu	730E-7 Electric Truck	A30402	$1,258,812.30	$66,372.24	$1,325,184.54
Komatsu	WA900-3	52022	$1,061,016.18	$55,954.38	$1,116,970.56
Komatsu	WA380-5L	A52619	$181,122.06	$9,481.53	$190,603.59
Komatsu	PC200LC-7L	A87042	$106,751.67	$5,590.88	$112,342.55
Komatsu	WA1200-3	50063	$2,418,541.20	$127,821.37	$2,546,362.57
		Total	$13,177,415.73	$692,533.61	$13,869,949.34

EXHIBIT B

Bill of Sale

WHEREAS, Komatsu Financial Limited Partnership (“Seller”), Hycroft Resources & Development, Inc. (“Buyer”), Lisbon Valley Mining Co., LLC and Constellation Copper Corporation have entered into a Purchase Agreement, dated as of March 19, 2008 (the “Agreement”), providing for the sale, transfer and assignment by Seller to Buyer of all of Seller’s right, title and interest in, to and under (i) the Equipment (as such term is defined in the Agreement) and (ii) all manufacturer warranties, if any, in favor of Seller in effect for the Equipment.

NOW, THEREFORE, in consideration of the payments made pursuant to the Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller hereby sells, transfers and assigns to Buyer all of Seller’s right, title and interest in, to and under (i) the Equipment and (ii) all manufacturer warranties, if any, in favor of Seller in effect for the Equipment. This sale, transfer and assignment is made without recourse to or representation or warranty, express or implied, by Seller (except as expressly set forth in Section 7(a) of the Agreement) and on an AS-IS, WHERE-IS basis and WITH ALL FAULTS and is subject to the other provisions of Section 7 of the Agreement. Delivery of an executed counterpart of this Bill of Sale by facsimile transmission or by electronic transmission in PDF format shall be as effective as delivery of a manually executed counterpart hereof. This Bill of Sale shall be governed by and interpreted in accordance with the internal laws of the State of Illinois.

Dated as of March 19, 2008

KOMATSU FINANCIAL LIMITED PARTNERSHIP

By:	/s/ Thomas L. Zubik
Title:	West Region Director